SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

FRANKLIN CALIFORNIA TAX-FREE INCOME FUND, INC.
FRANKLIN CALIFORNIA TAX-FREE TRUST
FRANKLIN CAPITAL GROWTH FUND
FRANKLIN CUSTODIAN FUNDS, INC.
FRANKLIN GLOBAL TRUST
FRANKLIN GOLD AND PRECIOUS METALS FUND
FRANKLIN HIGH INCOME TRUST
FRANKLIN INVESTORS SECURITIES TRUST
FRANKLIN MANAGED TRUST
FRANKLIN MUNICIPAL SECURITIES TRUST
FRANKLIN MUTUAL SERIES FUND INC.
FRANKLIN NEW YORK TAX-FREE INCOME FUND
FRANKLIN NEW YORK TAX-FREE TRUST
FRANKLIN REAL ESTATE SECURITIES TRUST
FRANKLIN STRATEGIC MORTGAGE PORTFOLIO
FRANKLIN STRATEGIC SERIES
FRANKLIN TAX-FREE TRUST	FRANKLIN TEMPLETON FUND ALLOCATOR SERIES
FRANKLIN TEMPLETON GLOBAL TRUST
FRANKLIN TEMPLETON INTERNATIONAL TRUST
FRANKLIN TEMPLETON MONEY FUND TRUST
FRANKLIN VALUE INVESTORS TRUST
INSTITUTIONAL FIDUCIARY TRUST
THE MONEY MARKET PORTFOLIOS
TEMPLETON CHINA WORLD FUND
TEMPLETON DEVELOPING MARKETS TRUST
TEMPLETON FUNDS, INC.
TEMPLETON GLOBAL SMALLER COMPANIES FUND
TEMPLETON INCOME TRUST
TEMPLETON INSTITUTIONAL FUNDS, INC.
FRANKLIN FEDERAL TAX-FREE INCOME FUND
FRANKLIN MONEY FUND
FRANKLIN TAX-EXEMPT MONEY FUND

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

☐	Fee paid previously with preliminary proxy materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

Employees invested in Franklin, Templeton, or Mutual Series funds should have already received their Complex-Wide Proxy Statement and one or more ballots in the mail. As noted in a previous communication, this is the largest proxy campaign that Franklin Templeton has conducted in over 10 years, and all shareholders are encouraged to vote as soon as possible. At a high level, shareholders are voting on:

  All funds are voting to elect their Board of Trustees or Directors.

  A select group of funds are reorganizing into Delaware statutory trusts and/or are amending their current organizational documents.

  Some funds are amending or eliminating certain fundamental investment restrictions.

  One fund (the Franklin Templeton Money Fund Class B) is voting to provide for an automatic conversion to the Class A shares of the fund.

We urge you to review the proxy materials for complete information and vote your shares as soon as possible. Delaying your vote may increase fund expenses. You can vote your shares by calling ADP, our proxy vendor, at 877-777-3418 to vote over the phone or in writing using the proxy card you received in the mail. You can also vote online by going to franklintempleton.com and selecting the icon in the right hand corner which states “Vote Your Fund Proxy”. If you have questions about the proposals, you may also refer to the Q&A that was sent with the proxy statement or contact ADP at the number listed.